Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated March 23, 2007, relating to the financial statements of Viking Systems, Inc. as of and for the years ended December 31, 2006 and December 31, 2005, which are included in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
San Diego, California
September 25, 2007